CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Small Cap Growth Fund and John Hancock Technology Fund (the two funds comprising the Johan Hancock Series Trust) in the John Hancock Equity Funds Prospectus, John Hancock Equity Funds - Institutional Class I Shares Prospectus, John Hancock Sector Funds Prospectus, and John Hancock Sector Funds - Institutional Class I Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock Small Cap Growth Fund Class A, Class B, Class C, and Class I Shares Statement of Additional Information and the John Hancock Technology Fund Class A, Class B, Class C, and Class I Shares Statement of Additional Information the and to the incorporation by reference in Post-Effective Amendment Number 47 to the Registration Statement (Form N-1A, No. 2-75807) of our report dated December 11, 2002 on the financial statements and financial highlights in the Annual Report to the Shareholders for the year ended October 31, 2002 of John Hancock Small Cap Growth Fund and John Hancock Technology Fund (the two funds comprising the John Hancock Series Trust).




                                                           /s/ERNST & YOUNG LLP
                                                           --------------------


Boston, Massachusetts
February 27, 2002